Exhibit 10.5

REAFFIRMATION, RATIFICATION AND CONFIRMATION AGREEMENT

January 12, 2006

Laurus Master Fund, Ltd.
c/o Laurus Capital Management LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

Reference is made to the Agreement Regarding NCR Transaction and Other Asset Sales, dated as of November 26, 2004 (as amended, modified or supplemented from time to time, the “NCR Agreement”), by and between Tidel Technologies, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”).

To induce Laurus to enter into (a) the Exercise and Conversion Agreement, dated as of the date hereof, among Sentinel Technologies, Inc. (“STI”), Sentinel Operating, L.P., a Texas limited partnership and an affiliate of STI (“Sentinel”), the Company and Laurus, (b) the Voting Agreement, dated as of the date hereof, among STI, Sentinel, the Company and Laurus, and (c) the Stock Redemption Agreement, dated as of the date hereof, by and between the Company and Laurus, the undersigned hereby:

(a)     acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the NCR Agreement are in full force and effect and shall remain in full force and effect prior to and after the consummation and closing of the transactions contemplated by that certain Asset Purchase Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), by and among Sentinel, the Company and Tidel Engineering, L.P.;

(b)     acknowledges, ratifies and confirms that the Reorganization Fee (as defined in the NCR Agreement) and all other obligations due and owing from the Company to Laurus under the NCR Agreement are secured by the collateral granted by the Company and its subsidiaries to Laurus under any and all security agreements and pledge agreements at any time entered into by the Company and/or any such subsidiaries in favor of Laurus; and

(c)     acknowledges, ratifies and confirms that the Company shall be obligated to pay to Laurus (the “Payment”) simultaneously with the consummation and closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”), the amounts payable pursuant to Section 4 of the NCR Agreement based upon the calculation set forth therein. The calculation, based on estimates known on the date hereof, is set forth on Exhibit A hereto. For avoidance of doubt, the amount of the actual payment shall be re-calculated based upon the actual closing numbers. In no event shall such payment be less than $5,000,000 or greater than $11,000,000.

This agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

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This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

TIDEL TECHNOLOGIES, INC.

By:	/s/ Jerrell G. Clay
Name:	Jerrell G. Clay
Title:	Director
Address:	2900 Wilcrest Drive, Suite 205
Houston, Texas 77042

ACCEPTED AND AGREED TO:

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

EXHIBIT A

NCR sales price		$10,175,000
Add: adjustment for 2 key employees		$260,000
Plus: net asset adjustment
NET ASSETS	6,400,000
EXCESS OF 6.825 OR LESS OF 6.175	(6,825,000)	$-

Total Sale Price		$10,435,000
Less:
Purchase Price Holdback		(500,000)
Hudson bonus		(175,000)
Moving allowance for TACC		(250,000)
Adjustment for key employees		(260,000)
Fairness opinion		(150,000)
Legal fees		(250,000)
Total NCR Net Proceeds		8,850,000

TACC sales price		$17,500,000
Plus: working capital est 12-31 BS
CURRENT ASSETS	3,890,801
LIABILITIES	(4,298,113)
		(407,312)
Less:

Legal allowance - patent lawsuit		(100,000)
Taxes		(75,000)
Fairness opinion		(75,000)
Legal fees		(250,000)
Banking fees
Consulting fees /other		(220,000)
Stay bonuses
Employee contract payouts/settlements		(750,000)
Total TACC Net Proceeds		15,622,688

Total Net Proceeds		$24,472,688

Payment To Laurus due to NCR Purchase Price Holdback		$283,500
Payment to Laurus		$9,755,065
TOTAL		$10,038,565